UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

JPMorgan Trust II

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
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☐	Fee paid with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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277 Park Avenue

New York, NY 10172

FOLLOW-UP MESSAGE FROM THE PRESIDENT, JPMorgan Funds

December 23, 2024

Dear Valued Shareholder:

We are contacting you again to secure your proxy voting instructions for the adjourned special meeting of shareholders on January 30th. It is very important that receive your proxy vote so that we may proceed with the business the JPMorgan Large Cap Growth Fund.

Please help us to avoid any further delay by taking a few moments to cast your vote using the voting options listed below. Thank you in advance for your attention to this matter.

Sincerely, Brian S. Shlissel President JPMorgan Trust II

How do I cast my vote?

There are four convenient methods for casting your important proxy vote:

1. Vote by phone with a representative: You may cast your vote by telephone with a proxy representative by calling toll-free 1-888-628-1041. Representatives are available Monday through Friday 9 a.m. to 10 p.m. Eastern time and 10:00 a.m. to 6 p.m. Saturday.

2. Vote by touch-tone phone: You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card(s).

3. Vote online: You may cast your vote by visiting the web address located on the enclosed proxy card(s) and following the instructions on the website.

4. Vote by mail: You may cast your vote by signing, dating, and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided.

This communication relates to an investment you own in JPMorgan Large Cap Growth Fund. More information on the Fund can be found at J.P. Morgan Asset Management’s Investment Strategy’s website: https://am.jpmorgan.com/us/en/asset-management/adv/funds/

LC-JPM-NOBO

JPMorgan Trust II

JPMorgan Large Cap Growth Fund

277 Park Avenue, New York, NY 10172

NOTICE OF SPECIAL JOINT MEETING OF SHAREHOLDERS TO BE HELD JANUARY 30, 2025

To the Shareholders:

NOTICE IS HEREBY GIVEN that the special joint meeting of shareholders of JPMorgan Large Cap Growth Fund, a series of JPMorgan Trust II, (the “Fund”) originally scheduled for October 2, 2024, was adjourned due to lack of quorum and is now scheduled to be held at 11:00 a.m. Eastern Time on January 30, 2025, at 277 Park Avenue, New York, NY 10172, 17th Floor (the “Meeting”).

The Meeting is being held to consider the following proposal (the “Proposal”): To change the Fund from a diversified company to a non-diversified company by eliminating the related fundamental investment policy.

You are entitled to participate and to vote at the Meeting, including any postponement(s) and adjournment(s), if you owned shares of the Fund at the close of business on July 31, 2024 (the “Record Date”). If a shareholder wishes to participate in the Meeting but does not wish to authorize the execution of a proxy by telephone or through the Internet, the shareholder may still submit the Proxy Card included with the Proxy Statement or attend the Meeting in person.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders To Be Held on January 30, 2025.

This Notice presents an overview of the more complete proxy materials, which contain important information and are available on the Funds’ website or by mail. This Notice is not a ballot or other form for voting. The Proxy Statement is available at https://vote.proxyonline.com/jpmorgan/docs/2024mtg.pdf and a paper copy can be obtained at no charge by calling 1-888-628-1041.

Your vote is extremely important, and voting is quick and easy. You can vote in any of four ways: by telephone, via the Internet, by returning the Proxy Card by mail, or by participating in the Meeting. We encourage you to vote by telephone or via the Internet, which will reduce the time and costs associated with this proxy solicitation.

To vote by Telephone:	To vote by Internet:
(1) Read the Proxy Statement and have your Proxy Card at hand.	(1) Read the Proxy Statement and have your Proxy Card at hand.

(2) Call the toll-free number shown on your Proxy Card.	(2) Go to the website shown on your Proxy Card.

(3) Enter the control number shown on your Proxy Card and follow the simple instructions.	(3) Enter the control number shown on your Proxy Card and follow the simple instructions.

Shares represented by proxies, unless previously revoked, will be voted at the Meeting in accordance with the instructions of the shareholders. If you have not already voted, please vote all proxies you received at your earliest convenience, even if you plan to attend the Meeting. Your vote is extremely important, no matter how many shares you own. Whichever method you choose, please read the Proxy Statement carefully before you vote.

YOUR VOTE IS IMPORTANT.

By Order of the Board of Trustees,

Brian S. Shlissel

President JPMorgan Trust II

December 18, 2024

PLEASE RESPOND – WE ASK THAT YOU VOTE PROMPTLY IN ORDER TO AVOID

THE ADDITIONAL EXPENSE OF FURTHER SOLICITATION.